UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with the transaction previously disclosed in the Current Report on Form 8-K (the "Original 8-K") filed by Kansas City Southern (the "Company") on December 27, 2005, The Kansas City Southern Railway Company ("KCSR"), a wholly-owned subsidiary of the Company, completed the final closing on January 11, 2006 under the Participation Agreement dated as of December 20, 2005, among KCSR, KCSR Trust 2005-1 (acting through Wilmington Trust Company as Owner Trustee) (the "Trust"), GS Leasing (KCSR 2005-1) LLC (the "Owner Participant"), Wells Fargo Bank Northwest, National Association (the "Indenture Trustee"), Export Development Canada ("EDC") and KfW (also known as Kreditanstalt Für Wiederaufbau;"KFW"), with respect to nineteen (19) SD70MAC locomotives (the "Locomotives") originally purchased by KCSR and an affiliate on November 2, 2005. At closing, the Trust paid an aggregate purchase price for the Locomotives of $32,536,206.48, with $8,265,000 being paid directly to KCSR and an aggregate of $24,271,206.48 being paid to EDC and KFW on behalf of KCSR as settlement of debt assumed by KCSR and an affiliate in the purchase the Locomotives.

As a result of the payment to EDC and KFW, KCSR's obligations to each with respect to the Amended and Restated Loan Agreement (the "Loan Agreement") referenced in the Company's Current Report on Form 8-K filed on November 8, 2005, have been paid in full and the Loan Agreement terminated on January 11, 2006.

Each of the Locomotives will be leased by KCSR from the Trust pursuant to the terms of the Equipment Lease Agreement dated as of December 20, 2005 (the "Lease"), between KCSR and the Trust. KCSR is obligated to pay rent on the nineteen (19) locomotives referenced above, and the fifty-four (54) locomotives leased from the Trust immediately following the first closing under the Participation Agreement on December 27, 2005 discussed in the Original 8-K, bi-annually with the first rent payment due and payable on May 22, 2006, and the remaining rent payments due and payable on November 22 and May 22 of each year during the term of the Lease with a final rent payment due on December 22, 2023. Subject to certain adjustments provided in the Participation Agreement and the Lease, the aggregate rent payment for all seventy-three locomotives subject to the Lease during the term of the Lease is approximately $169.7 million.

The Lease contains representations, warranties and covenants typical of such equipment leases. Events of default in the Lease include, but are not limited to, certain payment defaults, certain bankruptcy and liquidation proceedings and the failure to observe or perform any covenants or agreements contained in the Lease. Any event of default could trigger acceleration of KCSR's payment obligations under the terms of the Lease.

Item 1.02 Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

January 13, 2006	By:	/s/ James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)